Exhibit 99.1

News Release From Nuance Communications

For Immediate Release

Contacts:
For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com

Nuance Announces Fiscal 2006 Second Quarter Results
Organic Growth in Enterprise and Embedded Markets Fuels Results
BURLINGTON, Mass., May 9, 2006 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced financial results for the second quarter ended March 31, 2006.
Nuance reported revenues of $71.7 million in the quarter ended March 31, 2006, a 35 percent increase over revenues of $53.1 million in the quarter ended March 31, 2005. On a GAAP basis, Nuance recognized a net loss of $1.4 million, or $(0.01) per share, in the quarter ended March 31, 2006, compared with a net loss of $1.0 million, or $(0.01) per share, in the quarter ended March 31, 2005.
In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, Nuance reported non-GAAP net income of $10.3 million, or $0.06 per diluted share, for the period ending March 31, 2006, compared to non-GAAP net income of $3.5 million, or $0.03 per diluted share, in the quarter ended March 31, 2005.
These non-GAAP figures exclude non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measure.
“Nuance’s second quarter performance resulted from solid growth in our network and embedded speech businesses and through sustained progress in streamlining costs,” said Paul Ricci, chairman and CEO of Nuance. “The combination of strength in our speech markets with continued progress in cost synergies from the Nuance acquisition allowed us to expand operating margins ahead of our expectations this quarter.”
The Company reported particular strength in revenues in the enterprise market, worldwide, where organic growth was 28 percent and overall growth was 67 percent over the same quarter last year. In addition, Nuance reported that embedded revenues were once again at a record level, up more than 45 percent organically from the same quarter last year. Balancing these gains, the Company noted some slowdown in the quarter in the North American dictation market, primarily from effects of the Dictaphone acquisition as prospective customers assessed the effect of the Dictaphone acquisition on the Dragon MT transcription solution, and delays in converting several transactions in the pipeline of the former Nuance business in North America.

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — The Company experienced strong growth for its combination of core technologies, applications and services. Nuance once again achieved record professional services revenues in the quarter, and exited the quarter with an increase in its ratio of services-backlog-to-revenues. The Company benefited from new or expanded agreements with leading businesses and service providers, including Amtrak, Apple, Bank of America, Bell Canada, Nestle, USAA, United and XM Radio.

•	Directory Assistance and Premium Services — At 3GSM and CTIA, the world’s premier wireless events, the Company introduced Nuance Mobile, a comprehensive initiative to deliver powerful new speech-enabled search and communication applications that improve the mobile phone experience for consumers and business professionals. Nuance Mobile includes the provision of technology, services and applications, as well as a partnering program focused on driving innovation in the market. In addition, Nuance secured a strategic design win to provide next-generation directory assistance services for a major carrier in Asia-Pacific and launched new premium services including an SMS-to-voice application at BT with Tom Baker, star of the popular “Dr. Who” series, and a voice portal for the 2006 FIFA World Cup with a large European carrier.

•	Dictation Solutions — Nuance’s Dragon NaturallySpeaking dictation solutions continued to perform well as the Company experienced sustained interest among businesses, healthcare organizations and consumers. In particular, the Company’s dictation solutions performed well in Europe where the Company signed several volume license agreements with large hospitals in France and the United Kingdom.

•	Embedded Speech — Revenues from embedded speech were a record in the quarter, up more than 45 percent year-over-year, driven especially by a strong performance within the automotive market. The Company secured strategic design wins with Bosch, Denso, Ford, Nokia, Philips and Volkswagen. Within the mobile phone market, Nuance introduced next-generation solutions for speech-enabled MP3 phones and Dragon Dictation for SMS and email on mobile phones.

•	Imaging Solutions — Nuance’s imaging solutions grew ten percent over the previous year as the Company signed contracts with leading companies such as Allstate Insurance, FedEx Kinkos, The Hartford Insurance Company and United Technology Group. In particular, the Company’s PDF Converter solutions contributed significantly to the year-over-year growth as its corporate channels secured several volume license agreements.

•	Dictaphone Acquisition — Nuance in the March 2006 quarter announced and subsequently closed the acquisition of Dictaphone Corporation. Dictaphone expands Nuance’s product portfolio, market reach and revenue streams within the large and rapidly growing healthcare vertical. With an unrivaled set of solutions aimed at automating the $10 billion manual transcription processing segment within healthcare, Dictaphone has a customer base of over 4,000 hospital and outpatient facilities and approximately 400,000 physicians.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.
The conference call can also be heard via telephone by dialing (800) 288-8961 or (612) 288-0340 five minutes prior to the call and referencing conference code 828105. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 828105.

About Nuance Communications, Inc.
Nuance Communications, Inc. (Nasdaq: NUAN) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, ScanSoft, Dragon NaturallySpeaking and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; the size of the market for manual transcription within the healthcare industry; the strength of our sales pipeline; the continued strength of existing products, services and relationships as well as the development and introduction of new products, services and relationships; the integration planning efforts; and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2005 and Nuance’s most recent quarterly report on Form 10-Q filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses this non-GAAP financial measure as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider this measure to be a substitute for, or superior to, the information provided by GAAP earnings per share. Consistent with this approach, we believe that disclosing non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal second quarter ended March 31, 2006, and, in particular, in evaluating our earnings per share, our management has excluded items in three general categories, each of which are described below.

Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain expenses related to material acquisitions allows the users of our financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as: (i) non-acquisition-related restructuring charges and (ii) redundant costs associated with a change in independent accountants. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

The non-GAAP financial measure described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Nuance Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2006	2005	2006	2005
Product	$48,553	$37,929	$101,736	$84,763
Maintenance	7,770	3,618	15,573	6,403
Professional services	15,405	11,566	29,971	22,525

Total revenue	71,728	53,113	147,280	113,691

Costs and expenses:
Cost of product	4,755	4,468	9,737	9,988
Cost of maintenance	2,070	1,164	4,365	2,054
Cost of professional services	10,921	8,534	21,306	17,271
Cost of revenue from amortization of intangible assets	2,476	2,683	4,951	5,508

Total costs of revenue	20,222	16,849	40,359	34,821

Gross Margin	51,506	36,264	106,921	78,870

Research and development	12,902	10,206	25,059	19,400
Selling and marketing	25,351	19,725	53,684	38,487
General and administrative	10,906	6,797	25,553	14,028
Amortization of other intangible assets	1,984	979	3,984	1,648
Restructuring and other charges	(1,300)	—	(1,300)	659

Total operating expenses	49,843	37,707	106,980	74,222

Income (loss) from operations	1,663	(1,443)	(59)	4,648

Other income (expense), net	(987)	324	(1,185)	(566)

Income (loss) before income taxes	676	(1,119)	(1,244)	4,082

Provision (benefit from) for income taxes	2,056	(117)	4,356	1,943

Income (loss) before cumulative effect of accounting change	(1,380)	(1,002)	(5,600)	2,139

Cumulative effect of accounting change	—	—	672	—

Net income (loss)	$(1,380)	$(1,002)	$(6,272)	$2,139

Net Income (loss) per share: basic & fully diluted	$(0.01)	$(0.01)	$(0.04)	$0.02

Weighted average common shares outstanding:
Basic	163,407	105,563	159,859	105,264

Fully Diluted	163,407	105,563	159,859	112,812

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	March 31, 2006	September 30, 2005
Current assets:
Cash and cash equivalents	$70,180	$71,687
Marketable Securities	1,102	24,127
Accounts receivable, net	104,674	66,488
Acquired unbilled accounts receivable	49,649	3,052
Prepaid expenses and other current assets	16,182	9,548
Deferred tax assets	5,522	—

Total current assets	247,309	174,902

Goodwill	713,574	458,313
Other intangible assets, net	239,086	92,350
Property and equipment, net	29,184	14,333
Other assets	37,967	17,314

Total assets	$1,267,120	$757,212

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and notes payable	$3,992	$27,711
Accounts payable and accrued expenses	74,154	77,500
Deferred revenue	100,653	24,120
Deferred acquisition payments, net	18,710	16,414
Accrued business combination costs	16,668	17,027

Total current liabilities	214,177	162,772

Long term portion of deferred revenue	12,368	291
Long term debt and notes payable	351,543	35
Deferred tax liability	50,429	4,241
Deferred acquisition payment, net	—	16,266
Accrued business combination costs and other	49,687	54,972
Other liabilities	19,525	3,970

Total liabilities	697,729	242,547

Stockholders’ equity	569,391	514,665

Total liabilities and stockholders’ equity	$1,267,120	$757,212

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2006	2005	2006	2005
GAAP total revenue	$71,728	$53,113	$147,280	$113,691

GAAP net income (loss)	$(1,380)	$(1,002)	$(6,272)	$2,139
Cost of revenue from amortization of intangible assets	2,476	2,683	4,951	5,508
Amortization of other intangible assets	1,984	979	3,984	1,648
Non-cash stock based compensation (1)	5,230	656	9,642	1,354
Restructuring and other charges	(1,300)	—	(1,300)	659
Non-cash interest expense	840	286	1,700	352
Non-cash taxes	1,350	(68)	2,806	1,024
Acquisition related transition and integration costs (2)	1,076	—	6,134	—

Non-GAAP net income	$10,276	$3,534	$21,645	$12,684

Non-GAAP net income diluted:	$0.06	$0.03	$0.12	$0.11

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	163,407	105,563	159,859	105,264

Fully Diluted	180,507	113,279	175,781	112,812

	Three months ended		Six months ended
	March 31,		March 31,
(1) Non-cash stock based compensation	2006	2005	2006	2005
Cost of product licenses	$27	$1	$48	$5
Cost of maintenance	64	1	112	2
Cost of professional services	419	19	709	53
Research and development	1,208	80	2,060	164
Selling and marketing	1,644	150	2,755	361
General and administrative	1,868	405	3,286	769
Cumulative effect of accounting change	—	—	672	—

Total	$5,230	$656	$9,642	$1,354

(2) Acquisition related transition and integration costs
Cost of maintenance	$—	$—	$115	$—
Cost of professional services	—	—	131	—
Research and development	—	—	124	—
Selling and marketing	—	—	394	—
General and administrative	1,076	—	5,370	—

Total	$1,076	$—	$6,134	$—

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